UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2016

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

Borrowing Base Redetermination

On December 1, 2016, Sanchez Production Partners LP (the “Partnership”) received notification that its lenders had completed a semi-annual review of the RBL Component of the Partnership’s borrowing base pursuant to the terms of its credit agreement.  Based on this review, the borrowing base has been increased to $215.1 million.

Overallotment Exercise

On December 1, 2016, the Partnership received a notice that the underwriters in the Partnership’s recent public offering had elected to partially exercise their overallotment option for 194,305 of the Partnership’s common units.  The issuance of these common units occurred on December 2, 2016, and the Partnership received net proceeds of approximately $2.0 million from the sale of these additional common units.  Upon issuance of these units, the Partnership had 13,447,749 common units outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP
By: Sanchez Production Partners GP LLC, its general partner

Date: December 5, 2016	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer